                                                                     EXHIBIT 2.1

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                            STOCK PURCHASE AGREEMENT



                            DATED AS OF JUNE 30, 2000

                                  BY AND AMONG

                              NEMATRON CORPORATION,

                        RONALD C. CAUSLEY, INDIVIDUALLY,

                                       AND

                        RONALD C. CAUSLEY, TRUSTEE OF THE
                        RONALD C. CAUSLEY REVOCABLE TRUST
                              DATED MARCH 14, 1990,
                                   AS AMENDED

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                            STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT dated as of June 30, 2000 among the Ronald C. Causley, Trustee of the Ronald C. Causley Revocable Trust dated March 14, 1990, as amended ("Seller"), Ronald C. Causley, individually ("Causley"), and Nematron Corporation, a Michigan corporation ("Purchaser").

         WHEREAS, Seller is the owner of 1,000 shares of common stock, $1.00 par value per share (the "Shares") of A-OK Controls Engineering, Inc., a Michigan corporation (the "Company"), which Shares constitute 100% of the issued and outstanding capital stock of the Company;

         WHEREAS, Purchaser wishes to purchase from Seller and Seller wishes to sell to Purchaser, upon the terms and conditions hereinafter provided, the Shares;

         NOW, THEREFORE, the parties agree as follows:


                                        I
                         REPRESENTATIONS AND WARRANTIES
                              OF SELLER AND CAUSLEY

         1.00 Representations of Seller and Causley. The Seller and Causley jointly and severally represent and warrant to Purchaser as follows:

         1.01 Ownership of the Shares. Seller is the lawful owner of the Shares, free and clear of all liens, encumbrances, restrictions and claims of every kind. Except as set forth on Schedule 1.1 attached hereto, Seller has full legal right, power and authority to sell assign, transfer and convey the Shares in accordance with the terms and subject to the conditions of this Agreement. The delivery to Purchaser of the Shares pursuant to the provisions of this Agreement will transfer to Purchaser valid title thereto, free and clear of any claim, lien, encumbrance or agreement with respect thereto.

         1.02. Existence and Good Standing of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing in each jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified or licensed would not have a material adverse effect on the business, financial condition or results of operations of the Company. Schedule 1.2 attached hereto contains a list of all of the jurisdictions in which the Company is presently doing business, with states where it is qualified as a foreign corporation noted thereon.

     1.03. Capital Stock. The Company has an authorized capitalization consisting of 50,000 shares of common stock, par value $1.00 per share, of which 1,000 shares are issued and owned by the Seller. All such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding subscriptions, options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements providing for the purchase, issuance or sale of any shares of the capital stock of the Company, other than as contemplated by this Agreement.

         1.04 Subsidiary. The Company does not own any subsidiary or own, directly or indirectly, any interest or have an investment in any person. The term "subsidiary" as used in this Section 1.04 shall mean any person of which the Company owns, directly, or indirectly, more than 50% of the stock or other equity interests that are generally entitled to vote for the election of the board of directors or governing body of such person.

         1.05 Financial Statements and No Material Adverse Change. The Company has heretofore furnished Purchaser with certain financial statements, which include a balance sheet of the Company (the "Balance Sheet") as at November 30, 1999 (the "Balance Sheet Date"), and the related statements of income, shareholders equity and cash flows for the year then ended. Such financial statements, including the footnotes thereto, have been prepared in accordance with generally accepted accounting principles and fairly present in all material respects the financial condition and results of the operations of the Company and the changes in its respective financial position at such date and for such period. Since the Balance Sheet Date, except as shown on Schedule 1.5 attached hereto, there has been no material adverse change in the business, financial condition or results of operations of the Company. For purposes of this Section 1.05, "material adverse change" means any change, individually or in the aggregate, of $25,000 or more.

         1.06 Title to Properties; Encumbrances. Except as set forth on Schedule
1.6 attached hereto, the Company has good title to all its properties and assets (other than real property), including, without limitation, all the properties and assets reflected in the Balance Sheet (except as indicated in the footnotes thereto and except for properties and assets reflected in the Balance Sheet which have been sold or otherwise disposed of in the ordinary course of business after the Balance Sheet Date), subject to no encumbrance, lien, charge or other restriction of any kind or character, except for (a) liens reflected in the Balance Sheet or on Schedule 1.6, (b) liens or irregularities in title thereto which do not materially detract from the value, of or impair the use of, such property by the Company in the operation of its business, (c) liens arising by operation of law and (d) liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent (liens of the type described in clauses (a) through (d) above, inclusive, together with liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations of record on the use of real property are hereinafter sometimes referred to as "Permitted Liens").

         1.07 Real Property. The Company does not own any real property.

         1.08 Leases. Schedule 1.8 attached hereto contains a list of (a) all leases of real property to which the Company is a party (and Purchaser acknowledges that the landlord under the Auburn Hills and Saginaw leases is an entity owned and controlled by Causley) and (b) all other leases pursuant to which payments of greater than $25,000 per annum are paid. Each such lease set forth on Schedule 1.8 is in full force and effect; all rents and additional rents due to date on each such lease have been paid; in each case, the Company has not received notice that it is in default thereunder. Except as set forth on Schedule l.8, there exists no event, occurrence, condition or act (including the purchase of the Stock hereunder) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a material default by the Company under such lease. All the buildings, structures and appurtenances situated on the real property listed on Schedule 1.8 are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted. There are no condemnation or appropriation proceedings pending or, to the Seller's knowledge, threatened against any of the real property leased by the Company. To the Seller's knowledge no work has been performed on or materials supplied to the real property leased by the Company in Auburn Hills or Saginaw within any applicable statutory period which could give rise to mechanic's or materialmen's liens; all bills and claims for labor performed and materials furnished to or for the benefit of the real property in Auburn Hills and Saginaw for all periods prior to the Closing Date shall be paid in full, and Seller has no knowledge of any mechanic's or materialmen's liens, whether or not perfected, nor affecting any portion of the real property leased by the Company in Auburn Hills and Saginaw.

         1.09 Material Contracts. Except as set forth on Schedule 1.8, 1.9 or
1.13 attached hereto, the Company does not have and is not bound by (a) any written agreement, contract or commitment relating to the employment of any Person by the Company, (b) any agreement, contract or commitment limiting the freedom of the Company to engage in any line of business or to compete with any other Person, (c) any agreement, contract or commitment not entered into in the ordinary course of business which involves payment by the Company of $25,000 or more in any calendar year and is not cancelable without penalty within 30 days,
(d) any contracts relating to the future disposition or acquisition of any material assets, other than dispositions or acquisitions of inventory in the ordinary course of business, (e) any contract (other than employees benefit plans, leases and insurance policies) that (i) involves the payment or potential payment, pursuant to its terms, by or to the Company of more than $25,000 annually and (ii) cannot be terminated within thirty (30) days after giving notice of termination without resulting in any material cost or penalty to the Company, (f) any contract with distributors, dealers, manufacturer's representatives, sales representatives or sales agencies with whom the Company deals in connection with its business. The Company has not violated any term or condition of any contract or agreement set forth on Schedule 1.9 in any material respect and to the knowledge of Seller no other party to such contracts has violated any term or condition of such contracts in any material respect. The Company has fulfilled all material obligations required pursuant to such contracts to have been performed by it on its part prior to the date hereof. Contracts made in the ordinary course of business involving an obligation or commitment on the part of the Company of less than $25,000 in any calendar year shall be deemed not to be material for purposes of this Section 1.9 and shall not be required to be disclosed on Schedule 1.9.

         1.10 No Violations. Except as set forth on Schedule 1.10 attached hereto, the execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby (a) will not violate any provision of the Articles of Incorporation or By-Laws of the Company, (b) to the knowledge of Seller will not violate any statute, rule, regulation, order or decree of any public body or authority by which the Company is bound or binding upon any of their respective properties or assets and, (c) to the knowledge of Seller will not result in a violation or breach of, or constitute a default under, any license, franchise, permit, indenture, agreement or other instrument to which the Company is a party, or by which the Company or any of their respective assets or properties is bound, excluding from the foregoing clauses
(b) and (c) violations, breaches or defaults which, either individually or in the aggregate, would not have a material adverse effect on the business, financial condition or of operations of the Company.

         1.11 Litigation. Except as set forth on Schedule 1.11 attached hereto, Seller has no notice of any action, suit or proceeding at law or in equity by any person or any arbitration or any administrative or other proceeding by or before any governmental or other instrumentality or agency, pending, or, to the knowledge of Seller, threatened against the Company.

         1.12 Taxes. The Company has filed or caused to be filed, or will file or cause to be filed on or prior to the Closing Date (as defined in Section 3.01), all federal, state, local and foreign tax returns and tax reports which are required to be filed by, or with respect to, the Company on or prior to the Closing Date (taking into account any extension of time to file granted to or an behalf of the Company) (collectively, the "Returns"). Except as set forth on
Schedule 1.12 attached hereto, all federal, state, local and foreign taxes ("Taxes") due and payable by the Company have been, or prior to the Closing Date will be, paid or fully provided for on the books and records of the Company in accordance with generally accepted accounting principles. Except as disclosed on
Schedule 1.12, (a) there are no waivers in effect of the applicable statutory period of limitation for Taxes of the Company for any taxable period, and (b) no deficiency assessment or proposed adjustment with respect to any tax liability of the Company for any taxable period is pending or, to the knowledge of Seller, threatened. The federal income tax returns of the Company have been audited by the Internal Revenue Service through the fiscal year ended November 30, 1991 and any deficiencies assessed thereby have been paid.

         1.13 Conduct of Business. Since the Balance Sheet Date, and except as set forth on Schedule 1.13 or 1.20 attached hereto or as contemplated or expressly required or permitted by this Agreement, the Company has not taken any action which, if taken subsequent to the execution of this Agreement and on or prior to the Closing Date, would constitute a breach of Seller's agreements set forth in Article IV.

         1.14 Intellectual Properties. The Company does not own any domestic and foreign patents, patent applications, patent licenses, software licenses (other than those obtained on a non-exclusive basis in ordinary course business transactions from software designers, packagers or resellers, which software licenses are not proprietary as they relate to the Company), trade names (other than the name of the Company registered as a corporate name in the states in which the Company is either incorporated or qualified), trademarks, service marks, trademarks registrations and applications, service mark registrations and applications, copyright registrations and applications (collectively, the "Intellectual Property"). To the knowledge of Seller and Causley, except as stated on Schedule 1.14, there are no pending proceedings or litigation or other adverse claims made in writing affecting or with respect to the Intellectual Property. To the knowledge of Seller and Causley, the Company has not received any notice that it is infringing any Intellectual Property of any other person in connection with the conduct of the business of the Company and to the knowledge of Seller and Causley, no claim is pending or has been made to such effect that has not been resolved and, to the knowledge of Seller and Causley the Company is not infringing any Intellectual Property of any other Person.

         1.15 Environmental Laws and Regulations. To the knowledge of Seller and Causley, except as set forth on Schedule 1.15, (a) the Company is in compliance in all material respects with applicable Environmental Laws and the requirements of permits issued under such laws with respect to any property of the Company such that the Company is fully able to carry out its business as currently conducted; (b) there are no pending or threatened Environmental Claims against the Company or any real property that individually or in the aggregate could reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company; (c) there have been no releases of Hazardous Materials on, in, above or about any real property that individually or in the aggregate could reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company, and (d) no Company facilities are hazardous waste treatment, storage or disposal facilities, as such term is used in the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., which individually or in the aggregate could reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company as the result of noncompliance with such statute. For proposes of this Agreement:

              "Environmental Law" means any applicable federal state or local statute, law, rule, regulation, ordinance, code or rule of common law in each case in effect and as amended as of the Closing Date, and any applicable judicial or administrative interpretation thereof as of the Closing Date, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials;

              "Environmental Claims" means administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating to any applicable Environmental Law or any permit issued under any such Law (hereafter "Claims"), including (i) Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (ii) Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment; and

              "Hazardous Materials" means (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contains dielectric fluid containing levels of polychlorinated biphenyls, and radon gas, and (ii) any chemicals, materials or substances defined as or included in the definition of "hazardous substances, "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import under any applicable Environmental Law.

         1.16 Compliance with Laws. Except as set forth on Schedule 1.16 attached hereto, the Company is, to the knowledge of Seller and Causley, in compliance with all applicable laws, regulations, orders, judgments and decrees except where the failure to so comply would not have a material adverse effect on the business, financial condition or results of operations of the Company.

         1.17 Employee Benefit Plans. Each employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), currently or over the last five years maintained or contributed to by the Company, or any entity currently treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code of 1986, as amended (the "Code") ("ERISA Affiliates") with the Company, with respect to which the Company has a liability, and any deferred compensation, bonus, or material fringe benefit plan, policy, trust, or arrangement whether written or oral, with or for the benefit of any present or prior officer, director, or employee with respect to which the Company is or will be required to make any payment is listed on Schedule 1.17 attached hereto (collectively, the "Employee Benefit Plans"). Except as set forth on such Schedule 1.17: (a) each Employee Benefit Plan is, in all material respects, in compliance with applicable law and has been administered and operated in all material respects in accordance with its terms; (b) each Employee Benefit Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service (the "IRS") and, to the knowledge of the Seller and Causley, no event has occurred and no condition exists which would result in the revocation of any such determination; (c) no Employee Benefit Plan is covered by Title IV of ERISA or subject to Section 412 of the Code or Section 302 of ERISA or a multiemployer plan (as described in Section 3(37) of ERISA); (d) neither the Company nor, any ERISA Affiliate nor to the Seller's knowledge, any other "disqualified person" or "party in interest" (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively) has engaged in any transactions in connection with any Employee Benefit Plan that would reasonably be expected to result in the imposition of a penalty pursuant to Section 502 of ERISA, damages pursuant to Section 409 of ERISA or a tax pursuant to Section 4975 of the Code which penalty, damage or tax would be a material liability to the Company; and (e) no litigation or legal or administrative proceeding has been asserted or commenced or, to the Seller's and Causley's knowledge, threatened, against any Employee Benefit Plan, the assets of any such plan or the Company or any ERISA Affiliate with respect to any Employee Benefit Plan, or the plan administrator or fiduciary of any Employee Benefit Plan with respect to the operation of any such plan (other than routine, uncontested benefit claims), and to the knowledge of Seller and Causley there are no facts or circumstances which would reasonably be expected to form the basis for any such legal proceeding except to the extent that any such litigation or proceeding would not reasonably be expected to result in a material liability to the Company; (f) the Company has no obligations under any of the Employee Benefit Plans, to provide health or life insurance benefits to its current or prior employees (or their beneficiaries or dependents) for periods after termination of employment, except as specifically required by
Section 4980B of the Code or subtitle B, part 6, of Title I of ERISA or similar state continuation coverage law; (g) each Employee Benefit Plan which is a "welfare benefit plan" under ERISA ss. 3(1) is terminable in accordance with its terms by the Company at any time without any further obligation thereunder other than to make payments and/or contributions in respect of benefits theretofore accrued in accordance with its terms; and (h) all contributions required to have been paid under any Employee Benefit Plan to the date hereof have been timely made.

              With respect to each Employee Benefit Plan, the Company has delivered to Purchaser a true and correct copy of (i) the annual reports (Form
5500), if any, filed with the IRS for the three recent plan years, (ii) the plan document and all amendments thereto, along with any current summary plan description for such Employee Benefit Plan, (iii) each trust agreement, group annuity contract and insurance policy, if any, relating to such Employee Benefit Plan and (iv) each determination letter from the IRS relating to such Employee Benefit Plan which is intended to qualify under Section 401(a) of the Code.

              For purposes of this Section 1.17, "material" shall mean any liability which exceeds $25,000.

         1.18 Insurance. Schedule 1.18 attached hereto contains a list of all policies and contracts for property and casualty insurance maintained by the Company. All such policies are in full force and effect.

         1.19 Brokers or Finder's Fees. No agent, broker, person or firm acting on behalf of Seller or the Company is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein, except for Alliance-BRG, Ltd., whose fees and expenses will be paid by Seller.

         1.20 Employees. Schedule 1.20 attached hereto sets forth the following information for each of the officers and employees of the Company: name and job title; current annualized rate of compensation as of the date of this Agreement (identifying any guaranteed bonuses separately); and the number of vacation days such person is entitled to take in each calendar year.

         1.21 Labor Relations. The employees of the Company are not covered by any collective bargaining agreement. To the knowledge of Seller and Causley (i) there is no union organization activity currently underway, (ii) the Company is not engaged in, or has not received any written notice during the current or preceding year of, any unfair labor practice, and no such complaint is pending before the National Labor Relations Board or any other agency having jurisdiction thereof, (b) during the immediately preceding twelve (12) calendar months there has not been any, and there is no threatened, labor strike, work stoppage or slowdown pending and (iv) there is no material labor grievance pending or threatened against or affecting the Company.

         1.22 Vehicles. Schedule 1.22 attached hereto contains a list of all motor vehicles owned or leased by the Company. The two leases identified in subsection (b) of Schedule 1.22 will be assigned by the Company and assumed by Seller on the Closing Date.

         1.23 Customers. None of the customers which accounted for one percent or more of the dollar volume of purchases from the Company for the fiscal year ended November 30, 1999 and for the five (5) months ended April 30, 2000 has discontinued its relationship with the Company or notified it in writing that it intends to discontinue its relationship with the Company.

         1.24 Bank Accounts. Schedule 1.24 attached hereto is a list containing the names and locations of all banks or other financial institutions which are depositories of funds of the Company, the names of all persons authorized to draw or sign checks or drafts upon such accounts and the names and locations of any institutions in which the Company has safe deposit boxes and the names of the persons having access thereto.

         1.25 Accounts Receivable. All of the accounts receivable of the Company on the Balance Sheet and created since the Balance Sheet Date and prior to the Closing Date are the result of a bona fide sales or other transactions.

         1.26 Accuracy of Information. To the knowledge of Seller and Causley, no representation or warranty by Seller or Causley in this Agreement, nor any statement, document, certificate or schedule furnished or to be furnished in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of material fact or omits or will omit a material fact necessary to make the statements contained therein too misleading.

         1.27 Investment Representations. Seller is acquiring the Nematron Stock (defined in Section 3.04) for its own account and not with a view to distribution or resale thereof in any transaction which would be in violation of the Securities Act of 1933, as amended (the "Securities Act") and rules promulgated thereunder, or any state securities statute, and agrees not to sell, hypothecate or otherwise dispose of all or any part of the Nematron Stock unless such Nematron Stock has been registered under the Securities Act and applicable state or other securities laws or in the opinion of counsel for the Seller, which counsel and which opinion are reasonably satisfactory to Purchaser, an exemption from the registration requirements of the Securities Act and such state or other laws is available. Seller is an "accredited investor" as defined in Rule 501 under Regulation D promulgated under the Securities Act. Seller can bear the economic risk of losing its investment in the Nematron Stock and is presently able to afford the complete loss of such investment. Seller has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Nematron Stock. Seller has been furnished with and acknowledges receipt of the Purchaser's Form 10KSB for the year ended December 31, 1999, Form 10QSB for the quarter ended March 31, 2000 and the proxy statement for the Purchaser's annual meeting of shareholders held on May 23, 2000 (the "SEC Reports") and acknowledges that it has been afforded the opportunity (i) to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Purchaser concerning the merits and risks of investing in the Nematron Stock and (ii) to obtain such additional information which Purchaser possesses or can acquire without unreasonable effort or expense that is necessary to verity the accuracy and completeness of the information contained in the SEC Reports. Seller acknowledges that (a) Purchaser has answered all questions and responded to all inquiries and requests for information to Seller's satisfaction, (b) it has made, independently and without reliance upon the Purchaser (other than the representations and warranties of the Purchaser set forth in Article II hereof) or any agent or representative of the Purchaser and based on its own independent analysis of the Purchaser and such other documents and information as it has deemed appropriate, its own investment analysis and its own business decision to enter into and consummate this Agreement and the transactions contemplated hereby, (c) Purchaser does not guarantee the value of the Nematron Stock or the price which Seller may receive upon sale by it of the Nematron Stock and (d) in connection with the transaction contemplated herein, Seller may have received nonpublic information about the Purchaser, and Seller will not trade in the Purchaser's common stock until after Purchaser files its Form 10Q for the quarter ended June 30, 2000.

                                       II
                         REPRESENTATIONS AND WARRANTIES
                                  OF PURCHASER

         2.00 Representations of Purchaser. Purchaser represents and warrants to Seller and Causley as follows:

         2.01 Existence and Good Standing. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Michigan.

         2.02 Authority. Purchaser has full corporate power to enter into this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed, and delivered by Purchaser and is a valid and binding obligation of Purchaser in accordance with its terms. Neither the execution of this Agreement nor the consummation of the transactions contemplated herein will constitute or cause a breach or violation of the articles of incorporation or bylaws of Purchaser or of any covenant or obligation binding upon Purchaser.

         2.03 Consents. No approval of or filing with any court, governmental authority, or administrative agency (domestic or foreign) is required in connection with the execution and delivery of this Agreement by Purchaser or its consummation of the transactions contemplated herein.

         2.04 Accuracy of Information. The SEC Reports do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, nor has there been any material adverse change in the business, financial condition or results of operations of the Purchaser since the date of the last of the SEC Reports except as has been disclosed to Seller and Causley. For purposes of this Section 2.04, "material adverse change" means any change, individually or in the aggregate, of $25,000 or more.

         2.05 Accuracy of Information. To the knowledge of Purchaser, no representation or warranty by Purchaser in this Agreement nor any statement, document, certificate or schedule furnished or to be furnished in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of material fact or omits or will omit a material fact necessary to make the statements contained therein too misleading.


                                       III
                                PURCHASE AND SALE

         3.01 Sale of the Shares. Subject to the terms and conditions of this Agreement, the Seller agrees to sell, transfer, and convey, and Purchaser hereby agrees to purchase, the Shares. The closing of such purchase and sale (the "Closing") shall take place within three business days after the conditions precedent in Articles V and VI have been satisfied (such date being referred to as the "Closing Date") and at a location to be agreed upon. Subject to the terms and conditions of this Agreement, each party agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper, or advisable in order to cause the timely consummation of the transactions contemplated hereby.

         3.02 Delivery of Certificates. At the Closing, the Seller shall deliver to Purchaser certificates representing all of the Shares, endorsed in blank or with accompanying stock powers duly signed. The Seller shall also deliver such other instruments or documents as shall, in the opinion of Purchaser's counsel, be reasonably required to vest good and marketable title in the Purchaser to the Shares.

         3.03 Resignations. Contemporaneously with the Closing, all of the directors and officers of the Company shall resign.

         3.04 Purchase Price. The aggregate purchase price hereunder for all of the Stock (the "Purchase Price") shall consist of $4,000,000, $2,750,000 in cash and $1,250,000 of unregistered common stock of the Purchaser ("Nematron Stock"), said cash to be payable and Nematron Stock deliverable to the Seller at Closing. The number of shares of Nematron Stock to be issued at Closing shall be determined by dividing $1,250,000 by the average closing sale price for such shares of Nematron common stock on the American Stock Exchange for the ten trading days prior to the two trading days immediately preceding the Closing Date. The number of shares of Nematron Stock to be delivered at Closing is 604,186, determined as set forth on Schedule 3.04 attached hereto. Seller and Causley acknowledge and agree with the calculation of the number of shares set forth on Schedule 3.04. The Purchase Price shall be subject to certain adjustments described in Section 3.06. The remainder of the Purchase Price shall be paid in cash by the Purchaser, or the reimbursement of a portion of the Purchase Price theretofore received by Seller shall be paid in cash, as appropriate, after the final adjustments to the Purchase Price pursuant to
Section 3.06.

         3.05 Repayment of Company Indebtedness. At Closing Purchaser will cause the Company to pay to Causley the indebtedness owing from the Company to Causley in the outstanding principal amount of $2,078,000, plus interest through the Closing Date, and Causley will deliver to the Company a receipt and release acknowledging payment in full of such indebtedness. At Closing Purchaser will also cause Huntington Bank to release Causley from any personal guaranties of the Company's indebtedness to Huntington Bank, and will cause Huntington Bank to deliver to Causley documentary evidence of such release.

         3.06 Purchase Price Adjustment.

         (a) As soon as practicable following the Closing Date (but not later than 30 days after the Closing Date), Purchaser shall cause the Company to prepare and deliver to Seller an unaudited balance sheet of the Company as at June 30, 2000 (the "Closing Balance Sheet"), together with a certificate of the chief financial officer of the Company, stating that the Closing Balance Sheet was prepared in accordance with this Section 3.06. The Closing Balance Sheet shall be prepared so as to present fairly in all material respects the financial position of the Company at such date and shall be prepared on a basis consistent with the Balance Sheet.

         (b) If the amount determined by subtracting total liabilities from total assets on the Closing Balance Sheet (the "Closing Adjusted Net Worth") exceeds the amount determined by subtracting total liabilities from total assets on the Balance Sheet (the "Most Recent Adjusted Net Worth"), then Purchaser shall pay to Seller the amount of the excess. If the Most Recent Adjusted Net Worth exceeds the Closing Adjusted Net Worth, then Seller shall pay to Purchaser the amount of the excess. Any amounts payable pursuant to this Section 3.06(b) shall be paid within 2 business days after the Closing Balance Sheet is deemed final and conclusive pursuant to Section 3.07, by wire transfer in immediately available funds to an account designated by Seller or Purchaser as the case may be. In all computations pursuant to this Section 3.06(b), the excess of assets over liabilities shall include an adjustment to state the amount of work-in-process and unbilled accounts receivable at the contract rate of billing, less federal and state taxes thereon, consistent with GAAP accounting. In addition, the increase in federal and state taxes owing by the Company arising from such adjustment is the responsibility of Seller; any provision for taxes as a result of increasing the amount of work-in-process and unbilled accounts receivable will be offset in the Closing Balance Sheet and the Balance Sheet by a receivable from the Seller in the amount of the taxes, which receivable will be deducted from any additional payment made by Purchaser or added to any additional payment made by Seller (provided, that Seller will receive credit for the $156,000 deducted at Closing pursuant to Section 3.06(e)).

              (c) At Closing the Company shall assign to Seller, without recourse, the Quantum receivable in the amount of $256,898.21 and such amount will offset against the repayment of the shareholder indebtedness described in
Section 3.05.

              (d) At Closing Purchaser will offset against the repayment of the shareholder indebtedness described in Section 3.05 the amount of $18,000 for costs and penalties relating to filing of Form 5500 for certain benefit plans of the Company.

              (e) At Closing Purchaser will offset against repayment of the shareholder indebtedness described in Section 3.05 the amount of $156,000 as an estimated amount of Seller's tax liability for work in process adjustments described in Section 3.06(b).

         3.07 Dispute and Resolution. (a) In the event Seller does not agree with the Closing Balance Sheet as prepared by the Company, Seller shall so inform Purchaser in writing within 30 days of Seller's receipt thereof, such writing to set forth the objections of Seller in reasonable detail. If Seller and Purchaser cannot reach agreement as to any disputed matter relating to the Closing Balance Sheet within 15 days of Purchaser's receipt thereof, they shall forthwith refer the dispute to the southeastern Michigan office of Plante Moran for resolution, with the understanding that such firm shall resolve all disputed items within 20 days after such disputed items are referred to it. Each of Purchaser and Seller shall bear one-half of the costs of Plante Moran. The decision of Plante Moran with respect to all disputed matters relating to the Closing Balance Sheet shall be deemed final and conclusive and shall be binding upon Purchaser and Seller. In addition, if Seller does not object to the Closing Balance Sheet as prepared by the Company within the 30-day period referred to above, the Closing Balance Sheet as so prepared shall be deemed final and conclusive and binding upon the Purchaser and Seller.

              (b) Until the Closing Balance Sheet is deemed final and conclusive pursuant to Section 3.07(a), Purchaser shall provide Seller and their representatives full access to the books, records, facilities and employees of the Company and shall cooperate fully with Seller. Seller shall also be entitled to have access to the work papers prepared in connection with the Closing Balance Sheet and shall be entitled to discuss such work papers with the persons who prepared them.

         3.08 Legend on Nematron Stock. Seller understands that the Nematron Stock has not been registered under the Securities Act or any state securities laws, and that it must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration, and that the certificates representing Nematron Stock will bear substantially the following legend:


         "The shares represented by this certificate are "Restricted Securities". As such they may not be transferred unless (i) such transfer is effected pursuant to a registration statement which has been filed under the Securities Act of 1933 (the "1933 Act") and declared effective by the Securities and Exchange Commission, or (ii) in the written opinion of counsel, which opinion and counsel are acceptable to the issuer of these shares, such transfer may be effected under and is in compliance with Rule 144 under the 1933 Act, as in effect on the date of such transfer, or is otherwise exempt from the registration requirements of the 1933 Act."

         Notwithstanding the foregoing, the parties agree to be bound by the terms of a certain Registration Rights Agreement in the form attached hereto as
Exhibit 3.08.


                                       IV
                         COVENANTS OF SELLER AND CAUSLEY

         4.00 Covenants. Except for transactions expressly permitted by this Agreement, Seller and Causley covenants and agrees as follows from the date of this Agreement until the Closing:

         4.01 Conduct of Business of the Company. The Company will carry on its business in the usual and ordinary course, consistent with prior practice, will not introduce any fundamental new method of management or operation, will perform in all material respects all obligations to be performed by it pursuant to each material agreement to which it is bound, and will use its reasonable best efforts to preserve in all material respects its relationships with customers, suppliers, employees and others transacting business with it and the services of all officers, employees, agents and representatives.

         4.02 Corporate Existence. The Company will maintain its corporate existence and good standing in its jurisdiction of incorporation and in each jurisdiction in which it is qualified to do business, and it will not amend its charter documents or bylaws.

         4.03 Material Transactions. Except for transactions in the usual and ordinary course of business consistent with past practices, without Purchaser's consent the Company will not (a) waive a material right, cancel or amend a material contract, debt, or claim, or assume or enter into a material contract, lease, license, obligation, indebtedness, commitment, purchase, or sale, (b) enter into any employment or severance agreement with any person whose total annual compensation exceeds $35,000 pursuant to which the Company would have any obligations following the Closing; (c) enter into a guarantee of indebtedness of any person or entity; (d) sell, lease or otherwise dispose of any material asset or property; (e) make or guarantee any loan, advance or capital contributions to or investment in any person or entity; or (f) enter into any collective bargaining agreement with any union or other collective bargaining representative. For purposes of this Section 4.03, and without limiting the generality of the foregoing, all indebtedness for borrowed money or guarantees thereof and commitments and agreements having a duration in excess of one year or for amounts in excess of $25,000, are deemed to be material and not in the usual and ordinary course of business. The Purchaser acknowledges that the Company will, prior to Closing, enter into subleases for space in the Auburn Hills building with Quantum and Visioneering, the terms of which subleases will be acceptable to Purchaser.

         4.04 Maintenance of Properties. The Company will (a) duly and timely file all material reports and returns required to be filed with any governmental agency and will promptly pay when due all material taxes, assessments, and governmental charges, including interest and penalties levied or assessed, unless diligently contested in good faith by appropriate proceedings, (b) maintain and keep in substantially their current condition all of its buildings, offices, shops, other structures, and material tangible personal property, and
(c) maintain in full force and effect all material policies of insurance that are listed on Schedule 1.18.

         4.05 Access. The Company will afford Purchaser and Purchaser's financing sources and their respective representatives (including their respective counsel, accountants, and other agents) full access at all reasonable times to all of the plants, offices, properties, and records of the Company, and will furnish all such other information concerning the business, properties, financial condition, prospects and results of operations of the Company as Purchaser and Purchaser's financing sources may reasonably request; provided that Purchaser and its financing sources will conduct such review in a manner that does not unreasonably interfere in the conduct of the business of the Company or result in substantial out-of-pocket costs to Seller or the Company.

         4.06 Noncompete. At Closing Causley shall enter into an Agreement Not to Compete in the form attached as Exhibit 6.09 hereto.

         4.07 Publicity. Other than the press release announcing the letter of intent, prior to the Closing, no party will issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other party, which consent will not be unreasonably withheld or delayed; provided, however, that nothing herein will prohibit any party from issuing or causing publication of any such press release or public announcement to the extent that such party determines such action to be required by law or the rules of any national stock exchange applicable to it or its affiliates, in which event the party making such determination will, if applicable in the circumstances, use reasonable efforts to allow the other party reasonable time to comment on such release or announcement in advance of its issuance. Moreover, nothing herein shall be construed to prohibit or preclude the Purchaser from disclosing information regarding the Company or its business or properties to its professional advisors or potential lenders or other financial participants in the transaction.

         4.08 No-Shop. Neither the Company or any of its officers, employees, directors, nor Causley or the Seller or any of their representatives (including investment bankers, accountants, attorneys, agents or consultants) will take any action to, directly or indirectly, (i) encourage, initiate or solicit discussions or negotiations with any person, other than Purchaser (and its affiliates and representatives), concerning any purchase of any capital stock of the Company or any merger, asset sale or similar transaction involving the Company (other than sales of assets in the ordinary course of business consistent with past practice), or enter into any negotiations or agreement with any third party with respect to the foregoing (an "Alternative Transaction"), or
(ii) except as may be required by law or legal process, disclose non-public information relating to the Company or provide access to property, books or records of the Company to any person, other than Purchaser (and its affiliates and representatives), in connection with any solicitation, offer or proposal of an Alternative Transaction. The Seller and Causley will promptly disclose to Purchaser the existence or occurrence of any proposal, contract or contact which they, the Company or any of their representatives described above may receive after the date hereof in respect of any Alternative Transaction. The Seller and Causley agree that they will, and will cause the Company and its officers, employees, directors, agents and representatives to, immediately cease any activities, discussions or negotiations existing as of the date of this Agreement with any parties conducted heretofore with respect to any Alternative Transaction.


                                        V
                          SELLER'S CONDITIONS PRECEDENT

         5.00 Conditions to Seller's Obligations. All of the following shall be conditions precedent to the Seller's obligation to consummate the transactions contemplated by this Agreement:

         5.01 Representations and Warranties. The representations and warranties made by Purchaser herein shall be correct in all material respects on and as of the date when made, and on and as of the Closing Date.

         5.02 Performance. Purchaser shall have complied in all material respects with all of its obligations under this Agreement.

         5.03 No Illegality. There shall not be in effect any statute, rule, or regulation which makes it illegal for the Sellers to consummate the transactions contemplated herein, or any order, decree, or judgment which enjoins the Seller from consummating the transactions contemplated herein.

         5.04 No Litigation. No suit, action, or other proceeding shall be pending or, to the knowledge of Seller and Causley, threatened against Seller
(i) by any governmental authority which challenges or seeks to challenge, restrain or prohibit the consummation of the transaction contemplated hereby or
(ii) before any court or government agency that Seller reasonably determines would be materially adverse to them if they consummated the transactions contemplated hereby.

         5.05 Closing Certificate. Seller shall have received a certificate signed by Purchaser and dated the Closing Date to the effect that the conditions precedent provided in Sections 5.01, 5.02 and 6.04 have been satisfied. The delivery of such certificate shall in no way diminish, supersede or enlarge the representations and warranties of Purchaser made in this Agreement or its liability in respect thereof pursuant to Article IX.

         5.06 Opinion of Counsel. Seller shall have been provided an opinion of counsel for the Purchaser, in form and substance reasonably acceptable to Seller and its counsel.



                                       VI
                        PURCHASER'S CONDITIONS PRECEDENT

         6.00 Conditions to Purchaser's Obligations. All of the following shall be conditions precedent to Purchaser's obligation to consummate the transactions contemplated by this Agreement:

         6.01 Representations and Warranties. Except for the changes expressly permitted by this Agreement, the representations and warranties made by Seller herein shall be accurate and correct in all material respects on and as of the date when made, and on, as of and as if made on the Closing Date. The Schedules referred to herein and the documents and schedules delivered pursuant hereto shall likewise be accurate and correct in all material respects on and as of the date when made, and on, as of and as if made on the Closing Date.

         6.02 Performance. Seller shall have complied in all material respects with all of its obligations under this Agreement.

         6.03 No Illegality. There shall not be in effect any statute, rule, or regulation which makes it illegal for Purchaser to consummate the transactions contemplated herein, or any order, decree, or judgment which enjoins Purchaser from consummating the transactions contemplated herein.

         6.04 No Litigation. No suit, action, or other proceeding shall be pending or, to the knowledge of Purchaser, threatened against Purchaser (i) by any governmental authority which challenges or seeks to challenge, restrain or prohibit the consummation of the transaction contemplated hereby or (ii) before any court or government agency that Purchaser reasonably determines would be materially adverse to it if it consummated the transactions contemplated hereby.

         6.05 No Material Adverse Change. During the period from the date hereof to the Closing, there shall not have been any material adverse change in the business, properties, financial condition, prospects or results of operations of the Company (including, without limitation, any loss or damage to its properties, whether or not insured, which materially affects the ability to conduct business).

         6.06 Closing Certificate. Purchaser shall have received a certificate (the "Sellers Closing Certificate") signed by Seller and dated the Closing Date to the effect that the conditions precedent provided in Sections 5.01, 5.02,
5.04 and 6.05 have been satisfied. The delivery of such certificate shall in no way diminish, supersede or enlarge the representations and warranties of Seller made in this Agreement or its liability in respect thereof pursuant to Article IX.

         6.07 Opinion of Counsel. Purchaser shall have been provided an opinion of counsel for Seller, Causley and the Company in form and substance reasonably acceptable to Purchaser and its counsel.

         6.08 Employment Agreement. Causley shall have entered into an employment agreement with the Company in the form attached hereto as Exhibit 6.08.

         6.09 Noncompetition Agreement. Causley shall have entered into the agreement not to compete with the Company and Purchaser in the form attached hereto as Exhibit 6.09.

         6.10 Outstanding Indebtedness. The Purchaser shall have been provided documentary evidence or assurances to the effect that prior to or contemporaneous with the Closing all of the Company's outstanding indebtedness (other than the indebtedness to Causley that shall be repaid to Causley at Closing and liabilities resulting from recharacterization of certain equipment leases as capital purchases on the Closing Balance Sheet), inclusive of customary trade payables and accrued expenses consistent with past practice, does not exceed $942,000.


                                       VII
                                   TERMINATION

         7.01 Termination by Mutual Agreement. This Agreement may be terminated at any time prior to the Closing by mutual agreement of Seller and Purchaser.

         7.02 Termination as a Result of Breach. Either the Seller or Purchaser may terminate this Agreement at any time prior to the Closing, by giving the other party written notice thereof, if the other party is in material breach of any of its representations, warranties, covenants and other obligations under this Agreement.

         7.03 Purchaser's Right to Terminate. Purchaser may terminate this Agreement by giving Seller written notice thereof (a) on or before June 30, 2000 if Purchaser (i) is not satisfied with the results of its due diligence review, or (ii) has not secured reasonable and customary commitments for financing that would enable Purchaser to consummate the transactions contemplated herein, or
(b) at any time after June 30, 2000 and prior to Closing if the Seller makes a material change to a Schedule to this Agreement that discloses information that could, individually or in the aggregate, have a Material Adverse Effect.

         7.04 Delay of Closing. Seller or Purchaser may terminate this Agreement by giving the other party written notice thereof if the Closing has not occurred on or before the close of business on July 31, 2000; provided that neither party shall be entitled to terminate this Agreement pursuant to this Section 7.04 if such party's breach of this Agreement has prevented the Closing.

     7.05 Effect of Termination. If this Agreement is terminated as provided in this Article VII, this Agreement shall forthwith become wholly void and of no effect, without liability of either party to the other, except for the liability of any party then in breach and Sections 9.01 and 9.12, which will continue in force and effect.

                                      VIII
                                 INDEMNIFICATION

         8.01 Indemnification by Seller and Causley. Seller and Causley shall jointly and severally indemnify, defend and hold harmless Purchaser, its affiliates, and their respective officers, directors, employees, members, partners and shareholders in their capacities as such (including the successors of any of the foregoing) from, against and with respect to any claim, liability, obligation, loss, damage, assessment, judgment, cost or expense (including, without limitation, reasonable attorneys', environmental consultants' and accountants' fees and costs) of any kind or character ("Damages"), (subject to
Section 8.05), arising out of or in any manner incident, relating or attributable to (a) any misrepresentation or breach of warranty by Seller or Causley contained in this Agreement (subject to Section 9.03), (b) any failure by Seller or Causley to perform, cause to be performed or observe any covenant to be performed or observed by Seller or Causley or the Company under this Agreement, (c) any guaranty to which the Company is a party and which guarantees amounts payable by, or obligations of, the Seller, Causley or any of their affiliates or related parties, (d) any liability of the Company under any agreements, contracts, negotiations and other dealings by the Seller with any third party concerning the sale of the capital stock or business of the Company,
(e) any liability for federal income or state or local income or franchise Taxes of the Company, the Seller or Causley that is based upon or measured with respect to the income of the Company, the Seller or Causley for any period up through and including the Closing Date, or resulting from any restatement of the financial statements (including without limitation the inventory position) of the Company for any year in order to comply with GAAP, (f) any liability for federal income or state or local income or franchise Taxes of Seller or Causley based on income for any post-Closing period, (g) any liability of the Seller, Causley or the Company for Taxes resulting from the transactions contemplated by this Agreement, including, without limitation, any Taxes resulting from the disposition, deemed or actual, of assets or stock contemplated by this Agreement, (h) any liability of the Company relating to insurance coverage under Company policies or plans for persons who were not eligible to be covered under such policies or plans, (i) any liability of the Company under certain automobile leases assigned to and assumed by Causley at or prior to the Closing;
(j) any liability for failure of the Company to timely file any reports required to be filed with any governmental agency with respect to any of the Company's benefit plans for any period up through and including the Closing Date; (k) any liability for failure of the Company or any of its benefit plans to comply with ERISA for any period up through and including the Closing Date; or (l) any liability of the Company to Alliance-BRG in connection with the transactions anticipated hereby.

         8.02 Limitations. Notwithstanding the provisions of Section 8.01:

         (a) Purchaser shall have no right to make a claim for indemnification for breach by Seller and/or Causley of representations and warranties under
Section 8.01(a) except for the amount by which the aggregate of all claims with respect to such matters exceeds $25,000; provided, that the foregoing limitations shall not apply to any claim for indemnification under Sections 8.01(b), (c), (d), (e), (f), (g), (h), (i), (j), (k) or (l). The provisions of this Section 8.02(a) shall not apply with respect to claims under Section 8.01(a) for breach by Seller or Causley of the representations and warranties set forth in Sections 1.01, 1.02, 1.03 and 1.04.

         (b) The right of indemnification provided in Section 8.03 is solely for the benefit of the parties referred to therein, and such right will not be extended, either directly or indirectly, to any other person except for assignees of Purchaser permitted by Section 9.05 hereof or consented to by Seller and Causley. Except as set forth in the Agreement Not to Compete, the right of indemnification in Section 8.01 is the sole remedy which Purchaser has against Seller and Causley for any breach of a representation or warranty hereunder or for any other claim with respect to, or arising in any matter from, the transactions contemplated hereunder.

         (c) If a condition precedent stated in Section 6.01 is not satisfied, the Seller's Closing Certificate specifies the representation or warranty which is not correct in all material respects and identifies the reason and underlying facts therefor in reasonable details (such facts, the "Down-Date Facts"), and Purchaser at any time thereafter proceeds with the Closing notwithstanding such unsatisfied condition or incorrectness, then Seller and Causley shall have no liability to Purchaser or any other party indemnified pursuant to Section 8.01 with respect to the Down-Date Facts to the extent so described.

         8.03 Purchaser's Indemnification. (a) Subject to clause (b) below, Purchaser agrees to indemnify, defend, and hold harmless Seller and Causley from, against, and with respect to any Damages (subject to Section 8.05) arising out of or in any manner incident, relating, or attributable to (1) any misrepresentation or breach of warranty by Purchaser contained in this Agreement, (2) any failure by Purchaser to perform or observe any covenant to be performed or observed by Purchaser under this Agreement, (3) any obligation or liability relating to any matter as to which Purchaser or the Company is responsible and which is not then subject to indemnification by Seller and Causley hereunder or, (4) any liability for federal income or state or local income or franchise taxes of the Company for any post-Closing period.

         (b) The right of indemnification provided in Section 8.03 is solely for the benefit of the parties referred to therein, and such right will not be extended, either directly or indirectly, to any other person. The right of indemnification in Section 8.03 is the sole remedy which Seller and Causley have against Purchaser for any breach of a representation or warranty hereunder or for any other claim with respect to, or arising in any manner from, the transactions contemplated hereunder.

         8.04 Procedure. The party requesting indemnification under this Article VIII (the "indemnified party") shall give the party from whom indemnification is requested (the "indemnifying party") prompt notice of, and shall reasonably cooperate with the indemnifying party (including, without limitation, by making relevant personnel and records available to the indemnifying party at all reasonable times free of charge) in connection with any claim for which the indemnified party may seek indemnification from the indemnifying party under
Article VIII, but the failure to give such notice will not affect the indemnifying party's liability hereunder, except and to the extent it is actually prejudiced thereby. The indemnifying party shall at its own expense and with counsel of its choice assume the defense of all third party claims for which it is obligated to indemnify the indemnified party. The indemnified party may also at its own expense employ its own counsel to participate in the defense of any such third party claim. The indemnifying party shall have the absolute right to settle at its expense any such third party claim; provided, however, that such settlement shall also require the prior written consent of the indemnified party where criminal liability is admitted or where any action other than the payment of money is required or which does not include an unconditional release of all indemnified parties.

         8.05 Amount. The amount of Damages for which indemnification is provided (i) under this Article VIII will be computed net of any insurance proceeds received by the indemnified party in connection with such Damages, reduced by all costs and expenses related thereto and any premium increase or expense resulting therefrom and (ii) by Seller and Causley under Section 8.01(a) will be reduced to the extent such Damages relate to and do not exceed any applicable reserve or accrual with respect to such Damages provided for or reflected in the Closing Balance Sheet.

                                       IX
                                    GENERAL

         9.01 Expenses. Except for the services of Alliance-BRG, the cost and expenses of which Seller will pay, and the services of Urban "Sandy" MacDonald, the cost and expenses of which Purchaser will pay, each party represents and warrants to the other party that the services of a broker, finder, or financial advisor have not been used by the representing party in connection with any of the matters pertaining to the transactions contemplated herein. Each party will indemnify the other party, its affiliates, and the respective officers, directors, employees, and shareholders of the foregoing (other than the indemnifying party) in their capacities as such from and against any claim for broker's, finder's, or financial advisor's fees, including costs or expenses incurred in connection with the defense of any suit claiming such fees, or in any other manner pertaining to claims for such fees, which may become payable by reason of the acts or omissions of the indemnifying party.

         9.02 Governing Law. This Agreement shall be construed and interpreted, and the rights of the parties shall be determined, in accordance with the laws of the State of Michigan, without giving effect to the principles of conflict of laws of such state.

         9.03 Survival. The representations and warranties contained herein shall continue in full force and effect after the Closing (a) without termination in the case of those contained in Sections 1.01, 1.02, 1.03, 1.04,
2.01 and 2.02, (b) until 30 days after the expiration of the statute of limitations (including any extensions) applicable to Returns relating to any period prior to or including the Closing, in the case of those contained in
Section 1.12, (c) until the date which is five years after the Closing Date in the case of those contained in Section 1.15, (d) until the expiration of the statute of limitations (including any extensions) contained in ERISA, in the case of those contained in Section 1.17 which relate to compliance with ERISA, and (e) until two (2) years after the Closing Date in the case of all other representations and warranties contained herein. No claim for indemnity may be made on account of the incorrectness of any representation or warranty contained herein unless prior to the expiration of the applicable survival period the party claiming indemnity has given proper notice to the party against whom indemnification is sought. Any claim timely and properly made prior to such expiration shall be subject to indemnification hereunder notwithstanding any subsequent expiration.

         9.04 Entire Agreement. This Agreement (which term, as used in this Agreement, includes the Schedules referred to herein) constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions, whether oral or written, of the parties including the letter of intent, and there are no representations, warranties, covenants or other obligations between the parties in connection with the subject matter hereof except as set forth specifically herein. No amendment, supplement, modification, waiver or termination of this Agreement shall be implied or be binding (including, without limitation, any alleged waiver based on a party's knowledge of a breach or inaccuracy in any representation or warranty contained herein except as set forth in Section 8.02(b) above) unless in writing and signed by the party against which such amendment, supplement, modification, waiver or termination is asserted. No waiver of a provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly therein provided.

         9.05 Successors and Assigns. All of the terms and provisions of this Agreement by or for the benefit of the parties shall be binding upon and inure to the benefit of their successors, permitted assigns, heirs and personal representatives. The rights and obligations provided by this Agreement shall not be assignable and, except as expressly provided herein, nothing herein is intended to confer upon any person, other than the parties and their successors, any rights or remedies under or by reason of this Agreement. Notwithstanding the foregoing, Purchaser may assign its rights as collateral security to the Purchaser's lenders without the consent of Seller; provided that the foregoing will not release Purchaser of any of its obligations under this Agreement.

         9.06 Schedules. All instruments or documents to be delivered by any party to this Agreement shall be in form and content reasonably satisfactory to the counsel for the party receiving such instrument or document. Seller shall have the right to amend and update the Schedules referred to in this Agreement at any time or from time to time prior to Closing. Each Schedule has been identified by a cover page, and an officer or counsel for each party has initialed each such cover page for purposes of identification. Each Schedule is deemed an integral part of this Agreement.

         9.07 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

         9.08 Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given (except as may otherwise be specifically provided herein to the contrary) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, if mailed by certified or registered mail with postage prepaid, if sent by facsimile with receipt confirmed, or if shipped and receipted by express courier service, charges prepaid by shipper, in all such cases addressed as follows (or to such other address as may be designated by notice given pursuant hereto), but in any event shall be deemed to have been duly given no earlier than actual receipt following delivery by any method:

(a)      If to Seller              Ronald C  Causley
         and Causley:              4375 Giddings Road
                                   Auburn Hills, MI

                                   with a copy to:
                                   --------------

                                   Simcha Shapiro
                                   Spilkin, Shapiro & Feeney, P C
                                   29621 Northwestern Highway
                                   Southfield, MI  48086
                                   Fax:  (248) 353-3815

         If to Purchaser           Nematron Corporation
                                   5840 Interface Drive
                                   Ann Arbor, MI  48103
                                   Attn:  Matthew S.  Galvez
                                   Fax:  (734) 994-0352

                                   with a copy to:
                                   --------------

                                   Dickinson Wright PLLC
                                   500 Woodward Avenue, Suite 4000
                                   Detroit, Michigan  48226
                                   Attention:  Bernadette M. Dennehy
                                   Fax No.:  (313) 223-3598

         9.09 Knowledge. For purposes of this Agreement, the "knowledge of Seller and Causley", "Seller's and Causley's knowledge" or any phrase of similar import will be deemed to mean the actual knowledge, after reasonable inquiry, of the individuals whose names are listed on Schedule 9.09.

         9.10 Post-Closing Access. Each party will retain the books and records relating to the businesses of the Company for a period of five years after the Closing, and will not destroy such books and records without providing the other party at least 30 days prior written notice. Each party shall afford to the other reasonable access thereto, and provide reasonable assistance, as may be necessary for purposes of preparing tax returns, financial statements, or for such other purposes as such other party may reasonably request. Each party will have the right to make copies, at its own expense, of such books and records for any proper purpose.

         9.11 Further Assurances. After the Closing, each of the parties will execute and deliver from time to time at the request of the other party all such other instruments as are necessary or appropriate to evidence or effectuate the transactions contemplated by this Agreement.

         9.12 Expenses. Except as provided in Sections 8.01, 8.05 and 9.01, regardless of whether the transactions contemplated by this Agreement are consummated, each party shall pay all fees and expenses incurred by such party in connection therewith.


         9.13 Filing of Returns. (a) Seller and Causley shall prepare and timely file, or cause to be prepared and timely filed, all Returns that include income of the Company that are due with respect to any taxable year or other taxable period ending on or prior to the Closing Date. Seller and Causley shall determine the manner in which any items of income, gain, deduction, loss or credit arising out of the respective income, properties and operations of the Company will be reported or disclosed in such returns; provided, however, that such Returns will be prepared by treating items on such returns in a manner consistent with the past practice with respect to such items, unless otherwise required by law. Seller and Purchaser will provide to each other drafts of all Tax Returns required to be prepared and filed by it under this Section 9.13 as soon as reasonably practicable prior to the due date for the filing of such Returns (including any extensions). As soon as reasonably practicable prior to the due date for the filing of such Returns (including any extensions), Seller and Purchaser will notify the other of the existence of any objection it (specifying in reasonable detail the nature and basis of such objection) may have to any items set forth on such draft returns. Purchaser and Seller agree to consult and resolve in good faith any such objection.

         (b) Purchaser shall prepare or cause to be prepared and file or cause to be filed any Returns of the Company for tax periods which begin before the Closing Date and end after the Closing Date. The Seller will be liable for the payment of all Taxes (and entitled to Tax refunds and the deposit with the IRS pursuant to ss. 444 of the Internal Revenue Code) of the Company which are attributable to any pre-Closing tax period, whether shown on any original return or amended return for the period referred to therein. Nothing herein is to be construed as superseding the terms of paragraph 3.06(b) with respect to Seller's liability for taxes resulting from work-in-process and unbilled accounts receivable adjustments. The Company will be liable for the payment of all Taxes which are attributable to any post-Closing tax period. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest), imposed on the Purchaser or the Company which are incurred in connection with this Agreement will be borne and paid by Seller and Causley, when due, and Seller and Causley will, at their own expense, cause to be filed all necessary returns and other documentation with respect to all such Taxes and fees.

         (c) In connection with the preparation of Returns, audit examinations and any administrative or judicial proceedings relating to the Tax liabilities imposed on the Company for all pre-Closing tax periods, Purchaser and Seller will cooperate fully with each other, including, but not limited to, the furnishing or making available during normal business hours of records, personnel (as reasonably required), books of account, powers of attorney or other materials necessary or helpful for the preparation of such Returns, the conduct of audit examinations or the defense of claims by Tax authorities as to the imposition of Taxes.

         (d) Purchaser will promptly notify Seller in writing upon receipt by Purchaser or any affiliate of Purchaser (including the Company after the Closing
Date) of written notice of any inquiries, claims, assessments, audits or similar events with respect to Taxes relating to a pre-Closing tax period for which Seller and Causley may be liable under this Agreement (any such inquiry, claim, assessment, audit or similar event, a "Tax Matter"). Seller and Causley at their sole expense, will have the exclusive authority to represent the interests of the Company with respect to any Tax Matter before the IRS, any other Taxing authority, any other governmental agency or authority or any court and will have the sole right to extend or waive the statute of limitations with respect to a Tax Matter and to control the defense, compromise or other resolution of any Tax Matter, including responding to inquiries, filing Tax Returns and settling audits; provided, however, that Seller and Causley will not enter into any settlement of or otherwise compromise any Tax Matter that affects or may affect the Tax liability of Purchaser or the Company or any affiliate of the foregoing for any post-Closing tax period, including the portion of a period beginning before the Closing Date and ending after the Closing Date, without the prior written consent of Purchaser. Seller and Causley will keep Purchaser fully and timely informed with respect to the commencement, status and nature of any Tax Matter. Seller and Causley will, in good faith, allow Purchaser to consult with Seller regarding the conduct of or positions taken in any such proceeding.

         (e) Seller and Causley will not file or cause or permit to be filed any amended Tax Return for any pre-Closing tax period (of the Company or relating to amounts for which the Company may be liable) without the prior written consent of Purchaser, which consent will not be unreasonably withheld or delayed. Purchaser will not file or cause to be filed any amended return covering any period or adjusting any Taxes for any pre-Closing tax period without the prior written consent of Seller, which consent will not be unreasonably withheld or delayed.

         (f) Effective as of the Closing Date, Seller will terminate any Tax sharing agreement to which the Company is a party, and the Company will not have any further obligations thereunder.

         (g) Seller shall remit to Purchaser that portion of any Tax refund any of them receives for any loss carryback attributable to any post-Closing period of the Company. Purchaser will forward to Seller that portion of any Tax refunds received by Purchaser or the Company that are attributable to Taxes assumed or retained and paid by Seller pursuant to this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                        SELLER:


                        /s/ Ronald C. Causley, Trustee
                        --------------------------------------------
                        Ronald C. Causley, as Trustee
                        of the Ronald C. Causley Revocable
                        Trust dated March 14, 1990, as amended


                        CAUSLEY:


                        /s/ Ronald C. Causley
                        --------------------------------------------
                        Ronald C. Causley



                        NEMATRON CORPORATION


                        By:      /s/ David P. Gienapp
                           -----------------------------------------
                           Name:  David P. Gienapp
                           Title:   Vice President - Finance and Administration

                               SCHEDULES (OMITTED)


Schedule 1.1        Exceptions to Transferability
Schedule 1.2        Jurisdictions where Qualified to Do Business
Schedule 1.5        Material Adverse Change
Schedule 1.6        Exceptions to Title
Schedule 1.8        Leases
Schedule 1.9        Material Contracts
Schedule 1.10       Violations
Schedule 1.11       Litigation
Schedule 1.12       Exceptions to Taxes
Schedule 1.13       Conduct of Business
Schedule 1.14       Intellectual Property
Schedule 1.15       Environmental Exceptions
Schedule 1.16       Compliance with Laws Exceptions
Schedule 1.17       Employee Benefit Plans
Schedule 1.18       Insurance
Schedule 1.20       Employees
Schedule 1.22       Vehicles
Schedule 1.24       Bank Accounts
Schedule 3.04       Calculation of Number of Shares of Nematron Stock
Schedule 9.09       Knowledge



Omitted Schedules will be furnished upon request.

                                  EXHIBIT 5.06

                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is made this 30th day of June, 2000, by and between the RONALD C. CAUSLEY, TRUSTEE OF RONALD C. CAUSLEY REVOCABLE TRUST DATED MARCH 14, 1990, AS AMENDED ("Holder"), having an address of 10089 Creekwood Trail, Davisburg, MI 48350 and NEMATRON CORPORATION, a Michigan corporation, with offices at 5840 Interface Drive, Ann Arbor, Michigan 48103 ("Company").

         The Company and the Holder are parties to a Stock Purchase Agreement of even date herewith pursuant to which the Holder, in connection with the sale of A-OK Controls Engineering, Inc. to the Company, is receiving 604,186 shares of the Company's Common Stock, no par value per share ("Common Stock"). In connection with the issuance of the Common Stock, the Company has agreed to provide the Holder with the certain registration rights.

         1. CERTAIN DEFINITIONS. As used in this Agreement, the following capitalized terms shall have the following respective meanings:

                  "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  "REGISTRABLE SECURITIES" shall mean the 604,186 shares of the Company's Common Stock issued to the Holder, and any securities issued in respect of such shares upon any conversion, stock split, stock dividend, recapitalization or similar event, which have not been sold to the public pursuant to a Registration.

                  The terms "REGISTER, "REGISTERED" AND "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations promulgated thereunder, and the declaration or ordering of the effectiveness of such registration statement.

                  "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in compliance with Section 2 hereof, including, without limitation, all Registration and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expenses of any special audits incident to or required by any such Registration but shall not include Selling Expenses, fees and disbursements of counsel for the Holders.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer fees applicable to the sale of Registrable Securities and all fees and disbursements of counsel for the Holder.

                  2.       COMPANY REGISTRATION.

                  2.1 NOTICE OF REGISTRATION. If at any time or from time to time the Company shall determine to Register any of its capital stock or other issued securities, either for its own account or the account of a security holder or holders (other than the Holder), other than (x) a Registration relating solely to employee benefit plans, or (y) a Registration relating solely to a Commission Rule 145 transaction, or (z) a Registration on any Registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a Registration statement covering the sale of Registrable Securities, the Company shall:

                  2.1.1.   promptly give to the Holder written notice thereof;
and

                  2.1.2. use its best efforts to include in such Registration (and any related qualification under blue sky laws or other compliance) and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made by the Holder within ten (10) days after the Holder's receipt of the written notice from the Company described in Section
2.1.1 above, except as set forth in Section 2.2 below.

                  2.2 UNDERWRITING. If the Registration of which the Company gives notice is for a Registered public offering involving an underwriting, the Company shall so advise the Holder as a part of the written notice given pursuant to Section 2.1.1. In such event the right of the Holder to Registration pursuant to this Section 2 shall be conditioned upon the Holder's participation in such underwriting and the inclusion of the Holder's Registrable Securities in the underwriting to the extent provided herein. The Holder, if proposing to distribute its securities through such underwriting, shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein, distributing their securities through such underwriting), enter into an underwriting agreement in customary form with the managing underwriter selected for underwriting by the Company. Notwithstanding any other provision of this Section 2, if the managing underwriter advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriter may (subject to the allocation priority set forth below), exclude all Registrable Securities from or limit the number of Registrable Securities to be included in the Registration and underwriting. If a limitation on the number of Registrable Securities is required as a result of these limits, the number of Registrable Securities that may be included in the Registration and underwriting shall be allocated among all such holders requesting to participate in such Registration in proportion, as nearly as practicable, to the respective amounts of registrable securities which they had requested to be included in such Registration at the time of filing the Registration statement. No Registrable Securities excluded from the underwriting by reason of the managing. underwriter's marketing limitation shall be included in such Registration.

         3. EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any Registration, qualification or compliance pursuant to this Agreement shall be borne by the Company, and all Selling Expenses shall be borne by the holders of the securities so Registered pro rata on the basis of the number of their shares so Registered.

         4. REGISTRATION PROCEDURES. In the case of each Registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep the Holder, if participating therein, advised in writing as to the initiation of each Registration, qualification or compliance and as to the completion thereof. At its expense, the Company will use its best efforts to:

                  4.1. Except for offerings pursuant to Rule 145 or successors thereto under the Securities Act, the Company will keep such Registration, qualification or compliance effective and current for a period of one hundred twenty (120) days or until the Holder has completed the distribution described in the Registration statement relating thereto, whichever first occurs.

                  4.2 The Company will furnish such number of prospectuses and other documents incident thereto as the Holder from time to time may reasonably request.

                  4.3 The Company will notify the Holder, if Registrable Securities are covered by a Registration statement, at any time when a prospectus relating thereto covered by such Registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration statement includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of circumstances then existing.

         5.       INDEMNIFICATION.

                  5.1 The Company will indemnify the Holder, its trustee, and each person controlling (within the meaning of the Securities Act) the Holder and the Holder's legal counsel and independent accountants, with respect to which Registration, qualification or compliance has been effected pursuant to this Agreement, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof) including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such Registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, qualification or compliance, and will reimburse the Holder, its trustee and each person controlling the Holder, for any legal and any other expenses reasonably incurred in connection with investigating, defending any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any case to the extent that any such claim, loss, damage liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder and stated to be specifically for use therein. It is agreed that the indemnity agreement contain in this Section 5.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).

                  5.2. The Holder, if Registrable Securities held by him are included in the securities as to which such Registration, qualification or compliance is being effected, will indemnify the Company and each of its directors and officers each person who controls the Company within the meaning of the Securities Act and the rules and regulations thereunder, each other such holder participating in such Registration, and each of their officers, directors and partners, and each person controlling such Holder and the legal counsel and independent accountants of the foregoing persons against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such holders, directors, officers, partners, persons or control persons for any legal or any other expenses reasonable incurred in connection with investigating or defending. any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company and stated to be specifically for use therein; provided, however, that the liability and obligations of the Holder hereunder shall be limited to any amount equal to the gross proceeds received by the Holder of Registrable Securities sold as contemplated therein.

                  5.3      Each party entitled to indemnification under this
Section 5 ("Indemnified Party") shall give notice to the party required to provide indemnification ("Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). The Indemnified Party may participate in such defense at such party's expense; provided, however, the Indemnifying Party shall bear the expenses of such defense of the Indemnified Party (including the fees and disbursements of one additional counsel to all Indemnified Parties which shall be selected by the Indemnified Parties) if representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest. The omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
Section 5 except to the extent the omission results in a failure of actual notice to the Indemnified Party and such Indemnified Party is damaged solely as a result of the failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

         If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

         Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         6. INFORMATION BY HOLDER. The Holder, if any of the Registrable Securities are included in any Registration, shall furnish to the Company such information regarding the Holder and the distribution proposed by the Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any Registration, qualification or compliance referred to in this Agreement. Such information shall be furnished to the Company by an instrument duly executed by the Holder and stated to be specifically for use therein.

         7. TRANSFER OR ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to Register securities granted under Section 2 may be transferred or assigned by the Holder to one or more permitted transferees or assignees of at least one-third of the total number of Registrable Securities, provided that (i) such transfer may otherwise be effected in accordance with applicable securities laws, (ii) the Company is given written notice by the Holder thirty (30) days prior to said transfer or assignment, stating the name and address of each transferee or assignee and identifying the securities with respect to which such Registration rights are being transferred or assigned and the Company consents to the transfer or assignment (which consent will not be unreasonably withheld), and (iii) that the transferee or assignee of such rights assumes the obligations of the Holder under this Agreement and executes and delivers an assumption agreement reasonably satisfactory to the Company to that effect.

         8. "MARKET STAND-OFF" AGREEMENT. The Holder agrees, if requested by the Company and an underwriter of Common Stock (or other securities) of the Company, not to sell or otherwise transfer or dispose of any Common Stock. (or other securities) of the Company held by the Holder during the one hundred fifty
(150) day period following the effective date of a Registration statement of the Company filed under the Securities Act, provided that all officers and directors of the Company enter into similar agreements. The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of such one hundred fifty (150) day period.

         9. SUSPENSION OF REGISTRATION RIGHTS. The registration rights granted pursuant to Sections 2 hereof shall not be exercisable by the Holder during the period in which the Holder has the ability to sell all of the Registrable Securities held by the Holder under Rule 144 or Rule 144A during a single ninety (90) day period.

         10. DELAY OF REGISTRATION. The Holder shall not have any right to take any actions to restrain, enjoin or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

         11.      GENERAL.

                  11.1 GOVERNING LAW. This agreement shall be governed in all respects by the laws of the State of Michigan without giving effect to any conflicts of laws principles.

                  11.2. REMEDIES. Any person having rights under any provisions of this Agreement will be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

                  11.3. ENTIRE AGREEMENT, AMENDMENTS AND WAIVERS. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all previous agreements with respect to such subject matter. Except as otherwise provided herein, the provisions of this Agreement may be amended in a writing signed by the Company and the Holder.

                   11.4. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto.

                  11.5. NOTICES AND OTHER COMMUNICATIONS. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class mail, postage pre paid, or delivered by hand, addressed (i) if to the Holder, at its address set forth in the preamble of this Agreement or at such other address as the Holder shall have furnished to the Company in writing, and (ii) if to the Company, at its address set forth at the beginning of this Agreement, or at such other address as the Company shall have furnished to the Holder in writing.

                  11.6. TITLE AND SUBTITLES. The titles of the sections and. paragraphs of this Agreement are for convenience of reference only and are not to, be considered in construing this Agreement.

                  11.7. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.


                                RONALD C. CAUSLEY,  TRUSTEE OF RONALD
                                C. CAUSLEY  REVOCABLE TRUST DATED
                                MARCH 14, 1990, AS AMENDED


                                By:
                                   ---------------------------------------------
                                     Ronald C. Causley, Trustee



                                NEMATRON CORPORATION


                                By:
                                   ---------------------------------------------
                                     David P. Gienapp
                                Its: Vice President, Finance and Administration

                                  EXHIBIT 6.08


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement"), is made this 30th day of June, 2000, by and between Ronald C. Causley ("Employee") and A-OK CONTROLS ENGINEERING INC., a Michigan corporation (the "Company").

         WHEREAS, pursuant to that certain Stock Purchase Agreement (the "Purchase Agreement") dated as of June 30, 2000 by and among Nematron Corporation ("Nematron"), the Employee and the shareholder of the Company, Nematron acquired (the "Acquisition") all of the issued and outstanding stock of the Company;

         WHEREAS, as a condition precedent to the consummation of the Acquisition, the Purchaser has required Employee and the Company to enter into this Agreement to ensure the continued employment of Employee by the Company;

         WHEREAS, the consummation of the transactions contemplated by the Purchase Agreement is also a condition precedent to the effectiveness of this Agreement;

         WHEREAS, the Company is engaged in the business of providing automation control system solutions (including controls design, engineering, programs and system support) to automotive OEMs, Tier 1 and Tier 2 supplier base of automation systems and machine tools (the "Business"); and

         WHEREAS, the Company desires to employ Employee, and Employee desires to be employed by the Company upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, and intending to be legally bound, the parties, subject to the terms and conditions set forth herein, agree as follows:

         1. Employment and Term. The Company hereby employs Employee, and Employee hereby accepts employment with the Company as its President (the "Position") for a period commencing on the date hereof and continuing for a period of three (3) years, subject to earlier termination pursuant to the provisions of Section 10 hereof (the "Term").

         2. Duties. During the Term, Employee shall serve the Company faithfully and to the best of his ability and shall devote his full attention, skill and efforts to the performance of the duties required by or appropriate for his Position, shall use his best skill and abilities to promote the interest of the Company, and shall work with other officers and employees of the Company in a competent and professional manner. Employee agrees to assume such duties and responsibilities as are commensurate with his Position. Employee shall report directly to the President of Nematron.

         3. Other Business Activities. During the Term, Employee will not, without the prior approval of the Board of Directors, directly or indirectly engage in any other business activities or pursuits which may interfere with the performance of his responsibilities and obligations pursuant to this Agreement.

         4. Compensation. The Company shall pay Employee, and Employee hereby agrees to accept, as compensation for all services rendered hereunder and for Employee's covenant not to compete provided for in Section 9 hereof, an initial base salary of Two Hundred Thousand Dollars ($200,000), less applicable withholdings, commencing upon closing of the Acquisition (the "Base Salary"), payable in a manner and at such times as is consistent with the payroll practices of the Company or Nematron. The Employee shall also be entitled to participate in such incentive bonus or long-term incentive programs as may be established from time to time by the board of directors of the Company or Nematron, upon terms established by such board, and, to the extent and upon the terms determined by Nematron's board of directors, in Nematron's Gainsharing Program. The Company shall also cause Nematron to grant to Employee options to purchase 30,000 shares of the common stock of Nematron pursuant to Nematron's Long-Term Incentive Plan at a price per share equal to the closing price of Nematron's common stock on the date of the Acquisition, which options will vest at a rate of 33 1/3% per completed year from the grant date.

         5. Other Benefits. Employee shall be entitled to those employee benefits which the Company, as determined by the board of directors, may from time to time generally makes available to its senior executives ("Benefits"). The Benefits shall initially include, without limitation, health insurance, life insurance, use of a vehicle owned by the Company (with appropriate annual reimbursement by Employee to the Company for personal use of such Company vehicle, consistent with past practice), and such other benefits as the board of directors may determine from time to time.

         6. Reimbursement of Expenses. Subject to such conditions as the Company may from time to time determine, Employee shall be reimbursed for ordinary and reasonable documented expenses incurred by him in the performance of his duties under this Agreement.

         7. Confidentiality. Employee recognizes and acknowledges that the Proprietary Information (as hereinafter defined) is a valuable, special and unique asset of the Business of the Company. As a result, both during the Term and thereafter, Employee shall not, without the prior written consent of the Company, for any reason, either directly or indirectly divulge to any third-party or use for his own benefit or for any purpose other than the exclusive benefit of the Company any confidential, proprietary, business or technical information or trade secrets of the Company or of any subsidiary or affiliate of the Company ("Proprietary Information") revealed, obtained or developed in the course of his employment with the Company. Such Proprietary Information shall include, but shall not be limited to, the intangible personal property described in Section 8(b) hereof, any information relating to methods of production, manufacture, service, research, computer codes or instructions (including source and object code listings, program logic algorithms, subroutines, modules or other subparts of computer programs and related documentation, including program notation), computer processing systems and techniques, concepts, layouts, flowcharts, specifications, know-how any associated user or service manuals or other like textual materials (including any other data and materials used in performing the Employee's duties), all computer inputs and outputs (regardless of the media on which stored or located), hardware and software configurations, designs, architecture, interfaces, plans, sketches, blueprints, any other materials prepared by Employee in the course of, relating to or arising out of his employment by the Company or prepared by any other Company employee or contractor for the Company or its customers, costs, business studies, business procedures, finances, marketing data, methods, plans and efforts, the identities of customers, contractors and suppliers and prospective customers, contractors and suppliers, the terms of contracts and agreements with customers, contractors and suppliers, the Company's relationship with actual and prospective customers, contractors and suppliers and the needs and requirements of, and the Company's course of dealing with, any such actual or prospective customers, contractors and suppliers, personnel information, customer and vendor credit information and any other materials that have not been made available to the general public; provided, that nothing herein contained shall restrict Employee's ability to make such disclosures during the course of his employment as may be necessary or appropriate to the effective and efficient discharge of the duties required by or appropriate for his

Position or as such disclosures may be required by law; and further provided, that nothing herein contained shall restrict Employee from divulging or using for his own benefit or for any other purpose any Proprietary Information that is readily available to the general public so long as such information did not become available to the general public as a direct or indirect result of Employee's breach of this Section 7. Failure by the Company to mark any of the Proprietary Information as confidential or proprietary shall not affect its status as Proprietary Information under the terms of this Agreement.

         8. Inventions and Property.

            (a) All right, title and interest in and to Proprietary Information shall be and remain the sole and exclusive property of the Company. During the Term, Employee shall not remove from the Company's offices or premises any documents, records, notebooks, files, correspondence, reports, memoranda or similar materials of, or containing, Proprietary Information or other materials or property of any kind belonging to the Company, unless necessary or appropriate in accordance with the duties and responsibilities required by or appropriate for his Position, and, in the event that such materials or property are removed, all of the foregoing shall be returned to their proper files or places of safekeeping as promptly as possible after the removal shall serve its specific purpose. Employee shall not make, retain, remove and/or distribute any copies of any of the foregoing for any reason whatsoever, except as may be necessary in the discharge of his assigned duties, and shall not divulge to any third person the nature of and/or contents of any of the foregoing or of any other oral or written information to which he may have access or with which for any reason he may become familiar, except as disclosure shall be necessary in the performance of his duties. Upon the termination of Employee's employment with the Company, he shall leave with or return to the Company all originals and copies of the foregoing then in his possession, whether prepared by Employee or by others.

            (b) (i) Employee agrees that all right, title and interest in and to any innovations, designs, systems, analyses, ideas for marketing programs, customer contacts, and all copyrights, patents, trademarks and trade names, or similar intangible personal property which have been or are developed or created in whole or in part by Employee (A) at any time and at any place during the Employee's employment with the Company and which, in the case of any or all of the foregoing, are related to and used in connection with the Business of the Company, (B) as a result of tasks assigned to Employee by the Company or (C) from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company (collectively, the "Intellectual Property"), shall be and remain forever the sole and exclusive property of the Company. The Employee shall promptly disclose to the Company all Intellectual Property and the Employee shall have no claim for additional compensation for the Intellectual Property.

                 (ii) The Employee acknowledges that all the Intellectual Property that is copyrightable shall be considered a work made for hire under United States Copyright Law. To the extent that any copyrightable Intellectual Property may not be considered a work made for hire under the applicable provisions of the United States Copyright Law, or to the extent that, notwithstanding the foregoing provisions, the Employee may retain an interest in any Intellectual Property that is not copyrightable, the Employee hereby irrevocably assigns and transfers to the Company any and all right, title, or interest that the Employee may have in the Intellectual Property under copyright, patent, trade secret and trademark law, in perpetuity or for the longest period otherwise permitted by law, without the necessity of further consideration. The Company shall be entitled to obtain and hold in its own name all copyrights, patents, trade secrets, and trademarks with respect thereto.

                 (iii) Employee further agrees to reveal promptly all information relating to the same to an appropriate officer of the Company and to cooperate with the Company and execute such documents as may be necessary or appropriate (A) in the event that the Company desires to seek copyright, patent or trademark protection, or other analogous protection, thereafter relating to the Intellectual Property, and when such protection is obtained, to renew and restore the same, and (B) to defend any opposition proceedings in respect of obtaining and maintaining such copyright, patent or trademark protection, or other analogous protection.

                 (iv) In the event the Company is unable after reasonable effort to secure Employee's signature on any of the documents referenced in Section 8(b)(iii) hereof, whether because of Employee's physical or mental incapacity or for any other reason whatsoever, Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee's agent and attorney-in-fact, to act for and in his behalf and stead to execute and file any such documents and to do all other lawfully permitted acts to further the prosecution and issuance of any such copyright, patent or trademark protection, or other analogous protection, with the same legal force and effect as if executed by Employee.

         9. Covenant Not to Compete. The Employee shall not, during the Term and for a period of one (1) year thereafter (such period, the "Restricted Period"), do any of the following directly or indirectly, within the continental United States, without the prior written consent of the Company:

             (a) engage or participate in any business activity competitive with the Business of the Company;

             (b) become interested in (as owner, stockholder, lender, partner, co-venturer, director, officer, employee, agent, consultant or otherwise) any person, firm, corporation, association or other entity engaged in any business that is competitive with the Business of the Company. Notwithstanding the foregoing, (i) Employee may hold not more than one percent (1%) of the outstanding securities of any class of any publicly-traded securities of a company that is engaged in activities referenced in Section 9(a) hereof, and
(ii) Employee's ownership of 44,628 shares of stock in Systems Integration Specialists Company ("SISCO") which shares are subject to a redemption agreement, shall not constitute a breach of this provision so long as Employee does not acquire any additional shares of SISCO after the date of this Agreement;

             (c) solicit or call on, either directly or indirectly, in connection with any business which is competitive with the Business of the Company, any (i) customer with whom the Company shall have dealt at any time or
(ii) any distributor, supplier or other contracting party with whom the Company shall have dealt;

             (d) influence or attempt to influence any supplier, distributor, customer or potential customer of the Company to terminate or modify any written or oral agreement or course of dealing with the Company; or

             (e)  except in his capacity as an employee of the Company,

influence or attempt to influence any person to either (i) terminate or modify his employment, consulting, agency, distributorship or other arrangement with the Company or (ii) employ or retain, or arrange to have any other person or entity employ or retain, any person who has been employed or retained by the Company as an employee, consultant, agent or distributor of the Company at any time during the two year period immediately preceding the termination of Employee's employment hereunder.

         10. Termination. Employee's employment hereunder may be terminated during the Term upon the occurrence of any one of the events described in this Section 10. Upon termination, Employee shall be entitled only to such compensation and benefits as described in this Section 10.

                10.1.   Termination by Death or Permanent Disability.

                (a)     In the event of Employee's death or Permanent
Disability (as defined below) during the Term, Employee's employment hereunder shall be terminated thereby and the Company shall pay to Employee or Employee's executors, legal representatives or administrators an amount equal to the vested or accrued and unpaid portion of his Base Salary, Benefits and other forms of compensation and benefits payable or provided in accordance with the terms of any then existing compensation or benefit plan or arrangement ("Other Compensation").

                (b) Except as specifically set forth in this Section 10.1, the Company shall have no liability or obligation hereunder to Employee's executors, legal representatives, administrators, heirs or assigns or any other person claiming under or through him by reason of Employee's death or Permanent Disability, except that Employee's executors, legal representatives or administrators will be entitled to receive the payment prescribed under any death or disability benefits plan in which he is a participant as an employee of the Company and to exercise any rights afforded under any compensation or benefit plan then in effect. For the purposes of this Agreement, "Permanent Disability" shall have the same meaning as such phrase is given under the long term disability plan sponsored by the Company or, in the absence of such policy, as determined by a physician selected by the Company and reasonably satisfactory to Employee or his personal representative.

                10.2.   Termination for Cause.

                        (a) The Company may terminate Employee's employment hereunder at any time for "cause" upon written notice to Employee. For purposes of this Agreement, "cause" shall mean, in each case as reasonably determined by a majority of the Board of Directors: (i) any breach by Employee of any of his material obligations under this Agreement (other than as a result of incapacity due to physical or mental illness), in each case if such breach is not cured within thirty (30) calendar days after written notice thereof to Employee by Company, (ii) commission of a felony or a crime involving moral turpitude or other commission of any act or omission of Employee involving dishonesty, fraud, embezzlement, theft, substance abuse or sexual misconduct with respect to the Company or any of its affiliates or subsidiaries or any of their employees, vendors, suppliers, distributors or customers, (iii) Employee's substantial neglect of duties or failure to follow a lawful directive of the Board of Directors within the scope of his employment after written notice from the Board of Directors of such neglect or failure has not been cured within thirty (30) days after the Employee receives such notice, (iv) the Employee's misappropriation of funds or assets of the Company or one of its affiliates or subsidiaries for personal use, or (v) the Employee's gross negligence or willful misconduct in the performance of his duties.

                        (b) In the event of a termination of Employee's employment hereunder pursuant to Section 10.2(a), Employee shall be entitled to receive all vested or accrued but unpaid (as of the effective date of such termination) Base Salary, Benefits and Other Compensation. All Base Salary, Benefits and Other Compensation shall cease at the time of such termination, subject to the terms of any benefit or compensation plan then in force and applicable to Employee. Except as specifically set forth in this Section 10.2, the Company shall have no liability or obligation hereunder by reason of Employee's termination pursuant to this Section 10.2.

                10.3.   Termination for Good Reason.

                        (a) Employee may terminate his employment for "Good Reason." For purposes of this Agreement, "Good Reason" means any material breach of this Agreement by Company in its payment obligations or its obligations to provide benefits under this Agreement that is not remedied by Company within ten (10) days' after receipt of written notice thereof from the Employee, and any other material breach by Company of any of its other obligations under this Agreement that is not remedied by the Company within thirty (30) days after receipt of notice from the Employee, which notice, in either event shall set forth in reasonable detail the specific conduct of Company that constitutes Good Reason and the specific provisions of this Agreement on which the Employee relies. Upon an event constituting "Good Reason", termination of employment by the Employee for Good Reason shall be effectuated upon the expiration of the aforesaid 10 or 30 day periods without further notice.

                        (b) In the event of termination of Employee's employment hereunder for Good Reason, Employee shall be entitled to receive all accrued, but unpaid (as of the effective date of such termination) Base Salary, Benefits and Other Compensation, plus an amount equal to Ten percent (10%) of the Employee's annual Base Salary (as of the date of termination), and the covenant not to compete contained in Section 9 of this Agreement shall be of no further force and effect.

                10.4.   Termination by Employee without Good Reason.

                        (a) Employee may terminate his employment for any reason upon ninety (90) days' written notice to Company.

                        (b) In the event of termination of Employee's employment hereunder pursuant to Section 10.4(a), Employee shall be entitled to receive all accrued but unpaid (as of the effective date of such termination) Base Salary, Benefits and Other Compensation. All Base Salary, Benefits and Other Compensation shall cease at the time of such termination, subject to the terms of any benefit or compensation plan then in force and applicable to Employee.

         11. Indemnification. The Company shall indemnify Employee and shall save and hold Employee harmless from, against, for, and in respect of, any and all damages, losses, obligations, deficiencies, costs and expenses, including, without limitation, reasonable attorneys' fees and other costs and expenses, incident to, or arising out of, any threatened, pending or completed suit, action, claim or proceeding, whether civil, criminal, administrative or investigative, suffered, incurred or required to be paid by Employee by reason of being a director, officer, employee or agent of the Company or by reason of service, at the request of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (whether or not Employee continues to be a director, officer, employee or agent of the Company or such corporation, partnership, joint venture, trust or other enterprise at the time such action, suit or proceeding is brought or threatened) if the Board of Directors reasonably determines that Employee's act or omission was taken or made in good faith and in a manner reasonably believed to be in, or not inconsistent with, the best interests of the Company; provided, that such act or omission did not constitute gross negligence, willful misconduct or fraud. The foregoing right of indemnification shall be in addition to any rights to which Employee may otherwise be entitled and shall inure to the benefit of Employee's heirs, executors or administrators. If authorized under the circumstances by the Board of Directors of the Company, the Company may pay the expenses incurred by Employee (including without limitation reasonable attorneys' fees) in defending any action, suit or proceeding upon receipt of an undertaking by Employee to repay such payment if there shall be a final adjudication or determination that it is not entitled to indemnification as provided herein.

         12. Other Agreements. Employee represents and warrants to the Company that:

                (a) There are no restrictions, agreements or understandings whatsoever to which Employee is a party which would prevent or make unlawful Employee's execution of this Agreement or Employee's employment hereunder, or which is or would be inconsistent or in conflict with this Agreement or Employee's employment hereunder, or would prevent, limit or impair in any way the performance by Employee of his obligations hereunder;

                (b) That Employee's execution of this Agreement and Employee's employment hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written, to which Employee is a party or by which Employee is bound;

                (c) That Employee is free to execute this Agreement and to enter into the employ of the Company pursuant to the provisions set forth herein; and

                (d) That Employee shall disclose the existence and terms of the restrictive covenants set forth in this Agreement to any employer that the Employee may work for during the term of this Agreement (which employment is not hereby authorized) or after the termination of the Employee's employment at the Company.

         13. Survival of Provisions. The provisions of this Agreement set forth in Sections 7, 8, 9 (except as expressly provided herein upon termination for Good Reason), 11 and 22 hereof shall survive the termination of Employee's employment hereunder.

         14. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and Employee and their respective successors, executors, administrators, heirs and/or permitted assigns; provided, however, that neither Employee nor the Company may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party hereto, except that, without such consent, the Company may assign this Agreement to any successor to all or substantially all of its assets and business by means of liquidation, dissolution, merger, consolidation, transfer of assets, or otherwise, provided that such successor entity assumes in writing all of the obligations of the Company under this Agreement. Except as provided in this Section 14, this Agreement is not intended to, and shall not, confer any rights upon any third parties.

         15. Notice. Any notice or communication required or permitted under this Agreement shall be made in writing and sent by certified or registered mail, return receipt requested, addressed as follows:

If to Employee:

                Ronald C. Causley
                10089 Creekwood Trail
                Davisburg, MI  48350


If to the Company:

                A-OK Controls Engineering, Inc.
                c/o Nematron Corporation
                5840 Interface Drive
                Ann Arbor, MI  48103
                Attn:  Mathew S. Galvez
                Fax:   (734) 994-0352

or to such other address as either party may from time to time duly specify by notice given to the other party in the manner specified above.

         16. Entire Agreement; Amendments. This Agreement, contains the entire agreement and understanding of the parties hereto relating to the subject matter hereof, and merge and supersede all prior and contemporaneous discussions, agreements and understandings of every nature between the parties hereto relating to the employment of Employee with the Company. This Agreement may not be changed or modified, except by an Agreement in writing signed by each of the parties hereto.

         17. Waiver. The waiver of the breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other or subsequent breach of this Agreement.

         18. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Michigan.

         19. Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury of any claim or cause of action in any legal proceeding arising out of or related to this Agreement or the transactions or events contemplated hereby or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party hereto. The parties hereto each agree that any and all such claims and causes of action shall be tried by a court trial without a jury. Each of the parties hereto further waives any right to seek to consolidate any such legal proceeding in which a jury trial has been waived with any other legal proceeding in which a jury trial cannot or has not been waived.

         20. Invalidity. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the validity of any other provision of this Agreement, and such provision(s) shall be deemed modified to the extent necessary to make it enforceable.

         21. Section Headings. The section headings in this Agreement are for convenience only, and form no part of this Agreement and shall not affect its interpretation.

         22.    Specific Enforcement: Extension of Period.

                (a) Employee acknowledges that the restrictions contained in Sections 7, 8, and 9 hereof are reasonable and necessary to protect the legitimate interests of the Company and its affiliates and that the Company would not have entered into this Agreement in the absence of such restrictions. Employee also acknowledges that any breach by him of Sections 7, 8, and 9 hereof will cause continuing and irreparable injury to the Company for which monetary damages would not be an adequate remedy. The Employee shall not, in any action or proceeding to enforce any of the provisions of this Agreement, assert the claim or defense that an adequate remedy at law exists. In the event of such breach by Employee, the Company shall have the right to enforce the provisions of Sections 7, 8 or 9 of this Agreement by seeking injunctive or other relief in any court, and this Agreement shall not in any way limit remedies of law or in equity otherwise available to the Company. If an action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief, reasonable attorneys' fees, costs and disbursements. In the event that the provisions of Sections 7, 8 or 9 hereof should ever be adjudicated to exceed the time, geographic, or other limitations permitted by applicable law in any applicable jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, or other limitations permitted by applicable law.

                (b) In the event that Employee shall be in breach of any of the restrictions contained in Section 9 hereof, then the Restricted Period shall be extended for a period of time equal to the period of time that Employee is in breach of such restriction.

         22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the day and year first written above.


                                      A-OK CONTROLS ENGINEERING, INC.



                                      By:
                                         ---------------------------------------
                                         Name:  David Gienapp
                                         Title: Vice President - Finance and
                                                Administration


                                      EMPLOYEE



                                      ------------------------------------------
                                      Ronald C. Causley

                                  EXHIBIT 6.09

                            AGREEMENT NOT TO COMPETE

         AGREEMENT NOT TO COMPETE (the "Agreement"), dated as of June 30, 2000 between Ronald C. Causley ("Causley") having an address at 10089 Creekwood Trail, Davisburg, Michigan 48350 and A-OK Controls Engineering, Inc. (the "Company") having an address at 4375 Giddings Road, Auburn Hills, Michigan and Nematron Corporation ("Nematron") having an address at 5840 Interface Drive, Ann Arbor, Michigan 48103.

         WHEREAS, Causley, a shareholder (through a personal revocable trust), officer and key employee of Company entered into an agreement of even date herewith (the "Stock Purchase Agreement") to sell all of the issued and outstanding stock of the Company to Nematron;

         WHEREAS, Causley has acquired significant expertise in the business and operations of the Company and in the business of providing automation control system solutions (including controls design, engineering, programs and system support) (the "Business") to automotive OEMs, Tier 1 and Tier 2 supplier base of automation systems and machine tools, and other relevant customers;

         WHEREAS, the Company and Nematron desire that Causley not engage in competition or use his expertise to compete or assist others in competition with the Company;

         NOW THEREFORE, in consideration of the execution of the Stock Purchase Agreement, the mutual agreements contained herein and therein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         Causley agrees for the benefit of the Company and Nematron that, during the period commencing on the closing date of the Stock Purchase Agreement (the "Closing Date") and ending on the fifth (5th) anniversary of the Closing Date, he will not:

                  (a) engage or participate in any business activity competitive with the Business of the Company;

                  (b) become interested in (as owner, stockholder, lender, partner, co-venturer, director, officer, employee, agent, consultant or otherwise) any person, firm, corporation, association or other entity engaged in any business that is competitive with the Business of the Company. Notwithstanding the foregoing, (i) Causley may hold not more than one percent (1%) of the outstanding securities of any class of any publicly-traded securities of a company that is engaged in activities competitive with the Business of the Company; and (ii) Causley's ownership of 44,628 shares of stock in Systems Integration Specialists Company ("SISCO") which shares are subject to a redemption agreement, shall not constitute a breach of this provision so long as Employee does not acquire any additional shares of SISCO after the date of this Agreement

                  (c) solicit or call on, either directly or indirectly, in connection with any business which is competitive with the Business of the Company, any (i) customer with whom the Company shall have dealt at any time or
(ii) any distributor, supplier or other contracting party with whom the Company shall have dealt;

                  (d) influence or attempt to influence any supplier, distributor, customer or potential customer of the Company to terminate or modify any written or oral agreement or course of dealing with the Company; or

                  (e) except in his capacity as an employee of the Company, influence or attempt to influence any person to either (i) terminate or modify his employment, consulting, agency, distributorship or other arrangement with the Company or (ii) employ or retain, or arrange to have any other person or entity employ or retain, any person who has been employed or retained by the Company as an employee, consultant, agent or distributor of the Company at any time during the two year period immediately preceding the termination of Employee's employment hereunder.

         The foregoing shall not apply to Causley's activities as an employee of the Company after the Closing Date.

         Notwithstanding anything herein, this Agreement will terminate and be of no further force and effect upon a termination by Causley for "Good Reason" of that certain Employment Agreement of even date herewith between Causley and the Company.

         Causley agrees that a monetary remedy for a breach of the agreements set forth in this Agreement will be inadequate and impracticable and further agrees that such a breach would cause the Company irreparable harm, and that the Company will be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages. In the event of such a breach, Causley agrees that the Company will be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, as a court of competent jurisdiction may determine.

         If any provision of this Agreement is held invalid in part, it will be curtailed, both as to time and location, to the minimum extent required for its validity and will be binding and enforceable with respect to Causley as so curtailed.

         This Agreement shall be construed an interpreted, and the rights of the parties shall be determined in accordance with the laws of the State of Michigan without giving effect to the principles of conflict of laws of such state.

         Terms used herein but not defined shall be defined by reference to the Stock Purchase Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.




                                          --------------------------------------
                                          Ronald C. Causley


                                          A-OK CONTROLS ENGINEERING, INC.


                                          By:
                                                 -------------------------------
                                          Its:   Vice President - Finance and
                                                 Administration


                                          NEMATRON CORPORATION


                                          By:
                                                 -------------------------------
                                          Its:   Vice President - Finance and
                                                 Administration











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